Exhibit 99.1

NEWS RELEASE
Southcross Energy	1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Announces Leadership Change

DALLAS, Texas, January 9, 2017–Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross”) and Southcross Holdings LP (“Holdings”) announced today a consolidation of the roles of Chairman and Chief Executive Officer of their respective general partners. Bruce A. Williamson, currently the Executive Chairman of Holdings and a director of the Southcross general partner, has been named President and Chief Executive Officer of both Holdings and Southcross’ general partner, replacing John Bonn, who has elected to pursue other interests. Mr. Williamson also has been appointed as Chairman of the Board of the Southcross general partner, replacing David Biegler, who is stepping down as Chairman but will remain a director.

Mr. Williamson has over 35 years of experience encompassing all facets of the energy value chain with Shell Oil Company, PanEnergy Corporation, Duke Energy, Dynegy and Cleco Corporation. He also brings a strong track record as a CEO delivering shareholder value through transformation, restructuring, capital allocation, asset transactions and mergers.

Funds managed by EIG Global Energy Partners and Tailwater Capital each indirectly hold approximately 33% of Holdings common equity interests. Holdings in turn owns all of Southcross GP and approximately 72% of the Southcross limited partnership interests.

“We are beginning to see the Eagle Ford Shale and our other producing basins show signs of recovery in new drilling and overall production levels,” said Wallace Henderson, Managing Director of EIG Global Energy Partners. “Bruce’s proven leadership skills and extensive industry experience are ideally suited to lead Southcross’ strategy and we are delighted that he will be expanding his role.”

“On behalf of both boards of directors, I would like to thank John for his service through the recent commodity cycle and wish him the best in his future endeavors,” said Jason Downie, Managing Partner and co-founder of Tailwater Capital.

“I am pleased to be joining the management team and leading Southcross and Holdings,” said Williamson. “The recently announced amendment to the Southcross revolving credit facility provides an extended period of financial flexibility, enhancing our ability to execute our strategic business plan while markets recover. We will aggressively pursue strengthening our operating, commercial and administrative functions to best serve our customers, while exploring strategic opportunities to deliver greater value to our investors.”

About Southcross Holdings LP

Southcross Holdings LP, through its subsidiary Southcross Holdings Borrower LP, owns 100% of Southcross Energy Partners GP, LLC, the general partner of Southcross, as well as a portion of Southcross’ common units, and all of Southcross’ subordinated units and Class B convertible units. Holdings also owns natural gas gathering and treating assets as well as NGL pipelines and fractionation facilities in South Texas.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements, including statements related to the expected recovery in producing basins, the financial relief afforded Southcross by the credit agreement amendment and the ability of relevant parties to contribute additional funds pursuant to the referenced investment agreement. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Southcross believes that the expectations reflected in the forward-looking statements are reasonable, Southcross can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Southcross with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Southcross with the SEC, including Southcross’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Southcross does not undertake any duty to update any forward-looking statements except as may be required by law.

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Contact:

Southcross Energy Partners, L.P.

Mallory Biegler, 214-979-3720

Investor Relations

InvestorRelations@southcrossenergy.com